UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 16, 2004

ANGELCITI ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30213	52-2043569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9000 Sheridan Street, Suite 7, Pembroke Pines, FL 33024

(Address of Principal Executive Office) (Zip Code)

(800) 908-9574

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 2.     Acquisition or Disposition of Assets.

Effective July 16, 2004, AngelCiti Entertainment, Inc. (the “Company”), acquired 8,500,000 shares of Midas Entertainment, Inc. representing approximately 85% of the outstanding shares in Midas for $125,000. Midas Entertainment is a company that is publicly traded on the Pink Sheets and will be licensing software to and operating online poker websites.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANGELCITI ENTERTAINMENT, INC.

Date: July 21, 2004	By:	/s/ GEORGE GUTTIEREZ
George Guttierez